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                                   [GRAPHIC]

                              THE STATE OF TEXAS

                              SECRETARY OF STATE


                           CERTIFICATE OF AMENDMENT
                                      OF

                           FOREVER ENTERPRISES, INC.
                   FORMERLY: LINCOLN HERITAGE CORPORATION
                               FILE NO. 783034


The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:           March 10, 2000

Effective:       March 10, 2000





[SEAL OF TEXAS]
                                     /s/ Elton Bomer                AH
                                   -----------------------------------
                                             Elton Bomer
                                          Secretary of State



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                                                            FILED
                                                     In the Office of the
                                                  Secretary of State of Texas

                                                          MAR 10 2000

                                                      Corporations Section


                           ARTICLES OF AMENDMENT

Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1. The name of the corporation is:  Lincoln Heritage Corporation

2. Article I of the Articles of Incorporation is hereby amended so as to read as follows: The name of the Corporation is Forever Enterprises, Inc.

3. The date of adoption of each amendment is:  March 9, 2000

4. A) The amendment was approved by shareholders and the number of shares outstanding and the number of shares entitled to vote are as follows:

   Class            Number Outstanding            Number Entitled
   -----            ------------------            ---------------
                                                  To Vote
                                                  -------

  Common               4,533,259                     4,533,259

b) The number of shares that voted for and against the amendment are as follows:

   Class            Number voted for           Number voted against
   -----            ----------------           --------------------

  Common               4,510,523                        0



Date     March 9, 2000
    -----------------------


                                    Lincoln Heritage Corporation



                                    By  /s/ Brent D. Cassity
                                      --------------------------------------
                                    Brent D. Cassity-Chief Executive Officer